EXHIBIT 23

DELOITTE & TOUCHE LLP

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          Suite 3900               Telephone: (503) 222-1341
          111 SW Fifth Avenue      Facsimile: (503) 224-2172
          Portland, Oregon  97204-3698






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-63017 and 33-63585, Post-Effective Amendment No. 1 to Registration Statement No. 2-76276, and Post-Effective Amendments No. 2 to Registration Statement No. 2-77195 on Form S-8 and in Registration Statement Nos. 33-64014, 33-51271, and 33-53795, and Post-Effective Amendments No. 1 to Registration Statements Nos. 33-1304 and 33-20384 on Form S-3 of our report dated February 12, 1997 appearing in this Annual Report on Form 10-K of Northwest Natural Gas Company for the year ended December 31, 1996.





DELOITTE & TOUCHE LLP

February 21, 1997